UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On December 1, 2012, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”), a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (“Resolute” or the “Company”), and Resolute entered into a purchase and sale agreement (the “PSA”) to acquire certain oil and gas properties in the Permian Basin (the “New Permian Properties”), from Celero Energy II, LP and its affiliate (“Seller”), for a purchase price of $120 million, subject to customary purchase price adjustments (the “New Permian Acquisition”). Natural Gas Partners, an affiliate of the Company, is also an affiliate of Seller. The purchase price could increase up to an additional $5 million, if certain other holders of interests in the assets exercise their tag-along rights to sell their interests to Resolute Southwest. Under the terms of the PSA, Resolute Southwest has made a performance deposit of 10% of the purchase price, or $12 million, into escrow. Seller will be entitled to retain the deposit as liquidated damages if the PSA is terminated by reason of Resolute Southwest’s wrongful failure to close the New Permian Acquisition. The New Permian Acquisition will be effective as of August 1, 2012. Resolute Southwest expects that the New Permian Acquisition will close on or about December 21, 2012, subject to customary conditions to closing. Resolute is the guarantor of Resolute Southwest’s obligations under the PSA.

The foregoing description of the New Permian Acquisition in qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 3, 2012, the Company issued a press release announcing the New Permian Acquisition. The press release is furnished herewith as Exhibit 99.1. The press release information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Hedging Information

In connection with the New Permian Acquisition, the Company entered into additional derivative instruments to hedge the commodity price risk associated with the acquisition. The following tables summarize the Company’s derivative positions as of November 30, 2012 for the years 2013 and 2014. Derivative positions for the remainder of 2012 are unchanged from the positions disclosed in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, as filed on November 5, 2012.

The following table represents Resolute’s two-way commodity collar contracts as of November 30, 2012, which include deferred premium payments of $1.2 million and $2.7 million in 2013 and 2014, respectively.

		(NYMEX WTI - $/Bbl)
Year	Bbl per Day	Weighted Average Floor Price	Weighted Average Ceiling Price
2013	775	$80.00	$105.00
2014	1,500	$65.00	$110.00

The following table represents Resolute’s three-way commodity collar contracts as of November 30, 2012.

		(NYMEX WTI - $/Bbl)
Year	Bbl Per Day	Weighted Average Short Put Price	Weighted Average Floor Price	Weighted Average Ceiling Price
2014	2,000	$70.00	$85.00	$100.83

The following table represents Resolute’s commodity call option contracts as of November 30, 2012, which include deferred premium receipts of $2.2 million in 2013.

		(NYMEX WTI - $/Bbl)
Year	Bbl per Day	Weighted Average Bought Call Price	Weighted Average Sold Call Price
2013	2,000	$82.50	$82.50

The following table represents Resolute’s commodity put option contracts as of November 30, 2012, which include deferred premium payments of $3.1 million and $2.3 million in 2013 and 2014, respectively.

		(NYMEX WTI - $/Bbl)
Year	Bbl per Day	Weighted Average Bought Put Price	Weighted Average Sold Put Price
2013	2,000	$85.00	$70.00
2014	1,200	$85.00	$70.00

The following table represents Resolute’s commodity swap contracts as of November 30, 2012.

Year	Bbl per Day	(NYMEX WTI - $/Bbl) Weighted Average Swap Price	MMBtu per Day	(NYMEX HH - $/MMBtu) Weighted Average Swap Price
2013	5,000	$79.41	1,900		$7.40
2014	2,000	$89.08		$

The following table sets forth Resolute’s basis swaps as of November 30, 2012.

Year	Index	MMBtu per Day	Weighted Average Price Differential per MMBtu
2013	Rocky Mountain NWPL	1,800	$2.100
2013	Rocky Mountain CIG	500	$0.590
2014	Rocky Mountain CIG	1,000	$0.590

Information About Acquired Assets

The New Permian Properties are primarily located in Howard County, Texas, and Lea County, New Mexico. Combined, the acquired properties had estimated proved reserves of 4.1 MMBoe as of October 1, 2012, of which 73% is oil, and produced a net 1,418 Boe per day in the third quarter of 2012. The New Permian Properties produced a total of 506 and 366 MBoe during the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, resulting in total revenue of $41.8 million and $28.8 million, respectively, in these periods. Direct operating expense (which includes lease operating expense and production taxes) was $20.7 million for the year ended December 31, 2011 and $13.1 million for the nine- months ended September 30, 2012. Resolute’s adjusted EDITDA for the year ended December 31, 2011 and the nine-months ended September 30, 2012, as adjusted for the New Permian Acquisition to include revenue in excess of direct operating expense attributable to the New Permian Properties for the periods, equals $128.3 million and $92.3 million, respectively. If the New Permian Acquisition had occurred on January 1, 2011, the Company’s lease operating expense would have increased for the year ended December 31, 2011 from $20.35 to $22.42 and for the nine months ended September 30, 2012 from $23.40 to $24.22. All financial data related to the New Permian Properties is preliminary and for illustrative and informational purposes only, and such information is unaudited and subject to change. Historical results for the New Permian Properties are not necessarily indicative of results to be expected in the future.

Howard County, Texas

The Howard County assets include 1,310 net acres (non-operated working interest of approximately 39%) primarily targeting the Wolfberry play. The 23 existing wells produced a net 377 Boe per day in the third quarter of 2012, approximately 64% of which was crude oil. Approximately 1.8 MMBoe of proved reserves are associated with the Howard County assets. The acreage is largely held by production.

Lea County, New Mexico.

The primary asset acquired in Lea County is Denton Field, which was discovered in the 1950s and is a conventional fractured carbonate reservoir. The assets include 2,880 gross (2,767 net) acres, all of which are held by production, and in the third quarter of 2012 the 39 existing wells produced a net 833 Boe per day. Approximately 89% of production consisted of crude oil. Resolute will be the operator of the Lea County assets. Approximately 1.5 MMBoe of proved reserves are associated with Denton Field.

Other properties

Other assets being acquired are a combination of conventional and unconventional producing properties in the Permian Basin. These assets comprise 3,380 gross (2,455 net) acres, all held by production, and produced 208 net Boe per day in the third quarter of 2012. Approximately 0.8 MMBoe of net proved reserves are associated with the other properties.

The following table sets forth summary information attributable to net proved reserves associated with the New Permian Properties as of October 1, 2012, as well as average daily production of the New Permian Properties for the quarter ended September 30, 2012. The reserve information is preliminary and based on the Company’s internal engineering estimates. Reserve estimates are inherently imprecise and remain subject to revision based on production history, results of additional exploration and development drilling, results of secondary and tertiary recovery applications, prevailing oil and natural gas prices and other factors.

		Estimated Net Proved Reserves as of October 1, 2012					Three Months Ended September 30, 2012
	Total Net Acres	Total Proved (MMBoe)	% Oil	% PDP	% PDNP	% PUD	Net Daily Production (Boe per day)
New Permian Properties	6,532	4.1	73%	61%	2%	37%	1,418

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 regarding the Company’s proposed acquisition of Seller’s assets and the Company’s operations and financial results. All statements other than statements of historical fact included in into this report are forward-looking statements. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, although not all forward-looking statements contain such words or expressions. Forward-looking statements included in this report relate to, among other things, the Company’s ability to successfully complete the New Permian Acquisition by the anticipated closing date or at all, assumptions about the assets, operations and financial results of Seller, the effects of the New Permian Acquisition on the Company and the Company’s reserve estimates with respect to the New Permian Properties will be as anticipated. Although we believe that these statements are based upon reasonable current assumptions, no assurance can be given that the statements will be achieved. Forward-looking statements are inherently subject to risks and uncertainties. Actual outcomes may differ materially from the events and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to obtain financing and complete the New Permian Acquisition, risks associated with unanticipated liabilities assumed, or title, environmental or other problems resulting from, the New Permian Acquisition, future production results, results of additional exploration and development drilling, results of secondary and tertiary recovery applications and prevailing oil and gas prices. In addition, reserve estimates are inherently imprecise and remain subject to revision based on and other factors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, by and among Celero Energy II, LP and Caprock Land & Cattle, LLC, as sellers, Resolute Natural Resources Southwest, LLC, as buyer, and Resolute Energy Corporation, as guarantor, dated December 1, 2012. Schedules, exhibits and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

99.1	Press Release dated December 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, by and among Celero Energy II, LP and Caprock Land & Cattle, LLC, as sellers, Resolute Natural Resources Southwest, LLC, as buyer, and Resolute Energy Corporation, as guarantor, dated December 1, 2012. Schedules, exhibits and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

99.1	Press Release dated December 3, 2012.